EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




   As independent public accountants, we hereby consent to the incorporation of our reports on the consolidated financial statements of WPL Holdings, Inc. included in this WPL Holdings, Inc. Form 10-K into WPL Holdings, Inc.'s previously filed Registration Statements on Form S-8 (Nos. 33-52215, 333-41485 and 333-46735) and Form S-3 (Nos. 33-21482 and 333-
   26627).








   ARTHUR ANDERSEN LLP


   Milwaukee, Wisconsin
   April 14, 1998